                                 ARTHUR ANDERSEN LLP




                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-30013 for Hartford Life Insurance Company General Account Option on Form S-2.



                                             /s/ Arthur Andersen LLP

Hartford, Connecticut
April 12, 1999